Exhibit 99.4

February 16, 2021

Greysbridge Holdings Ltd.
c/o Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda

Ladies and Gentlemen:

This letter agreement amends and restates and replaces in its entirety the letter agreement dated November 2, 2020 among the parties hereto with respect to the subject matter hereof.

Reference is made to (x) the Agreement and Plan of Merger, dated as of October 9, 2020, by and among Arch Capital Group Ltd., a Bermuda exempted company limited by shares (“Parent”), Greysbridge Ltd., a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”) and Watford Holdings Ltd., a Bermuda exempted company limited by shares (the “Company”), as amended by Amendment No. 1 on November 2, 2020, and as assigned on November 2, 2020 by Parent to Greysbridge Holdings Ltd., a Bermuda exempted company limited by shares (“NewCo”, and the merger agreement, as it may be further amended or modified from time to time, the “Merger Agreement”) and (y) the Interim Investors Agreement, dated as of November 2, 2020 (as amended and restated on the date hereof and as further amended from time to time, the “Interim Investors Agreement”), by and among NewCo and each of the Investors named therein. Capitalized terms used and not defined herein, but defined in the Merger Agreement shall have the meanings ascribed to them in the Merger Agreement, except as otherwise provided herein. This letter agreement is being delivered by each of the undersigned (other than NewCo) (each an “Investor,” and collectively, the “Investors”) to NewCo in connection with the transactions contemplated by the Merger Agreement and execution of the Interim Investors Agreement.

1.          Commitment. This letter agreement confirms the commitment of the Investors, subject to the terms and conditions set forth herein, (i) to purchase (or cause an assignee permitted by the terms set forth in Section 3(a) hereof to purchase), directly or indirectly, common equity securities of NewCo (the “Subject Equity Securities”), in the amounts set forth on Schedule 1 hereto, immediately prior to the Closing for an aggregate purchase price equal to $210,000,000 (two hundred ten million dollars) (the “Cap”), of which (y) $201,936,000 (two hundred one million, nine hundred thirty-six thousand dollars) shall consist of cash, and (z) $8,064,000 (eight million, sixty-four thousand dollars) shall consist of the contribution of 230,400 common shares of the Company owned by the Investors to NewCo (the “Share Contribution Amount”, and together with the Cash Commitment (as defined below), the “Commitment”), solely for the purpose of permitting NewCo to fund, and to the extent necessary to fund, at the Closing, the payment of the Merger Consideration pursuant to and in accordance with the Merger Agreement, and (ii) to promptly pay or to cause to be paid to NewCo, in proportion to their share of the Cap as set forth on Schedule 1 hereto, any amount due by the Warburg Pincus Investor (as defined in the Interim Investors Agreement) as a result of (x) any final, non-appealable judgment by a court of competent jurisdiction or (y) the agreement between the Warburg Pincus Investor, NewCo and the other Investors (as defined in the Interim Investors Agreement) entitled to indemnification, in each case, under Section 2.8 of the Interim Investors Agreement in connection with any damages claims made by NewCo against the Warburg Pincus Investor pursuant to Section 2.8 of the Interim Investors Agreement (a “Ruling”, and such amount due by the Investors pursuant to such Ruling, the “Damage Amount”) (collectively the foregoing clauses (i)(y) and (ii), the “Cash Commitment”), together with (iii) related fees and expenses in connection with the transactions contemplated by the Interim Investors Agreement (including its share of any Shared Costs (as defined in the Interim Investors Agreement), as applicable (clause (i), (ii) and (iii) collectively, the “Transaction Costs”), and not for any other purpose, it being understood that the obligations of the Investors are several and not joint and under no circumstance shall any of the Investors (together with their permitted assigns in accordance with Section 3(a) herein) be required to fund pursuant to this letter agreement, or be liable for, an aggregate amount in excess of their share of the Cap, as set forth on Schedule 1 hereto, in connection with this letter agreement or the transactions contemplated by the Interim Investors Agreement or the Merger Agreement. The obligations of the Investors (together with their permitted assigns in accordance with Section 3(a) herein) to fund the Cash Commitment and effect the Share Contribution Amount, as applicable, (a) are subject to (i) the terms and conditions of this letter agreement and (ii) in respect of the purchase of the Subject Equity Securities, the satisfaction or waiver by NewCo and Merger Sub (with which waiver each of the Investors concurs in writing) and the Company of all of the conditions to NewCo, Merger Sub and the Company’s obligations to effect the Closing as set forth in Article VII of the Merger Agreement (other than those conditions that by their nature only can be satisfied at the Closing, but subject to the fulfillment, or waiver by NewCo and Merger Sub (with which waiver each of the Investors concurs in writing) and the Company, as applicable, of those conditions) and (b) will occur, subject to the foregoing clause (a), contemporaneous with (1) the Closing in accordance with the terms of the Merger Agreement and the simultaneous issuance to the Investors of the Subject Equity Securities, or (2) solely with respect to the Cash Commitment, a Damage Amount becoming due pursuant to a Ruling, as applicable. The amount of the Cash Commitment to be funded under this letter agreement in respect of the Subject Equity Securities may be reduced in the manner set forth in Section 2.3.1 of the Interim Investors Agreement in the event that NewCo does not require at the Closing the full amount of the Cash Commitment in order to effect the Closing.
2.          Termination. This letter agreement and the obligation of the Investors to fund the Cash Commitment and effect the Share Contribution Amount will terminate automatically and immediately upon the earliest to occur of (a) the Closing (but only if such obligation shall have been discharged in connection therewith), (b) the termination of the Interim Investors Agreement pursuant to clause (ii) of Section 1.1 therein, (c) payment of a Damage Amount (but only if such obligation shall have been discharged in connection therewith), and (d) without limiting any of NewCo’s rights against the Investors under the Interim Investors Agreement, the commencement of any action, suit, claim or proceeding at law or in equity or arbitration by NewCo or any of its Affiliates (which shall exclude each Other Investor in its capacity as an “Investor” under the Interim Investors Agreement) (i) against the Investors or any Related Party (as defined below) relating to this letter agreement, the Interim Investors Agreement or the Merger Agreement, or any of the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith) (other than any claim or assertion of rights by (x) NewCo against the Investors seeking only specific performance against the Investors for its obligations under this letter agreement in accordance with, and solely to the extent permitted under both (I) Section 5(b) of this letter agreement and (II) the Interim Investors Agreement, (y) NewCo against the Warburg Pincus Investor seeking specific performance against the Warburg Pincus Investor for its obligations under the Interim Investors Agreement or (z) NewCo against the Warburg Pincus Investor with respect to a claim for breach against the Warburg Pincus Investor of its obligations under the Interim Investors Agreement, as contemplated in clause (ii) of the definition of Transaction Costs including any Damages Amounts owed pursuant to Section 2.8 of the Interim Investors Agreement (the foregoing clauses (x), (y) and (z) the “Non-Prohibited Claims”). Upon termination of this letter agreement, no Investor shall have any further obligations or liabilities hereunder.

3.	Assignment; Amendments and Waivers; Entire Agreement.

(a) The rights and obligations under this letter agreement may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any party hereto without the prior written consent of each of the other parties hereto, and any attempted assignment without such prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing, (i) each of the Investors may assign all or a portion of its obligations to fund the Cash Commitment to one or more of its affiliated investment funds that is advised or sponsored by the investment manager of the Investors or any Affiliate thereof or to one or more entities that are wholly owned by an Investor, (ii) each of the Investors may assign all or a portion of its obligations to fund the Cash Commitment to one or more entities formed by or on behalf of the Investors, the investment manager of the Investors or any Affiliate thereof for the purpose of satisfying any law or injunction applicable to the ownership, operation or control of NewCo or any of its Affiliates and (iii) NewCo may assign all or a portion of its rights or obligations hereunder to an entity or entities that own, directly or indirectly, all or substantially all of the equity interests of NewCo or to an Affiliate of NewCo, in each case that will acquire all or any portion of the Company’s assets on or as of the Closing Date; provided, that, in each case, no such assignment shall relieve the assigning party of its obligations hereunder or reduce the amount of the Commitment of the Investors under this letter agreement. In furtherance of the foregoing, without reducing any of the obligations of the Investors hereunder and in compliance with the rest of this paragraph (a), each of the Investors shall have full discretion to determine the structure and manner to fund the Commitment and the direct or indirect purchase of the Subject Equity Securities.

(b) This letter agreement may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto.

(c) Nothing contained herein shall restrict any of the Investors from converting from a limited partnership to a limited liability company or a corporation after the date hereof.

(d) This letter agreement and the Interim Investors Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.
4.          Parties in Interest. Except to the extent set forth in Section 5(b), this letter agreement shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this letter agreement shall be construed to confer upon or give to any Person other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause NewCo to enforce, the Commitment or any other provisions of this letter agreement; provided, however, that the Related Parties are express, intended third party beneficiaries of Section 5(a) hereto.

5.	Limited Recourse; Enforcement.

(a) Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, NewCo, by acceptance of the benefits of the Commitment provided herein, covenants, agrees and acknowledges that, no Person other than the Investors and the Warburg Pincus Investor and their successors and permitted assigns hereunder shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that any of the Investors or any of their successors or permitted assigns may be a partnership or limited liability company, no Person, including NewCo, has any rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, Affiliates, Subsidiaries, financing sources, attorneys or other representatives of any party hereto, portfolio company of any party hereto or their successors, assigns or agents or any former, current or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, Affiliates, Subsidiaries, financing sources, attorneys or other representatives of any of the foregoing, any portfolio company of any of the foregoing or their successors, assigns or agents (but not including the Investors or their respective successors or permitted assigns hereunder, or NewCo) (collectively, the “Related Parties,” and each, a “Related Party”), through NewCo or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of NewCo against any Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of any of the Investors or any of its successors or permitted assigns under the Interim Investors Agreement, the Merger Agreement, or this letter agreement or any documents or instrument delivered in connection herewith or therewith or in respect of any oral or written representations made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

NewCo further agrees that neither it nor any of its Affiliates (which shall exclude each Other Investor in its capacity as an “Investor” under the Interim Investors Agreement) shall have any right of recovery against any of the Investors or any Related Party, whether by piercing of the corporate veil, by a claim on behalf of NewCo against any of the Investors or any Related Party, or otherwise, except for NewCo’s right (x) to be capitalized by the Investors or (y) to be paid the Damage Amount by the Investors, in each case under and to the extent provided in this letter agreement and subject to the terms and conditions in this letter agreement. NewCo hereby covenants and agrees that it shall not institute, and shall cause its Affiliates (which shall exclude each Other Investor in its capacity as an “Investor” under the Interim Investors Agreement) not to institute, any proceeding or bring any other claim (whether at law or equity in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement, the Interim Investors Agreement or the transactions contemplated thereby, or in respect of any oral or written representations made or alleged to be made in connection therewith, against any of the Investors or any Related Party except for claims solely against the Investors under this letter agreement.

(b) This letter agreement may only be enforced by NewCo to the extent permitted by the Interim Investors Agreement in the event (x) that all of the conditions to the consummation of the Merger set forth in the Merger Agreement are satisfied or waived (other than those conditions that by their nature only can be satisfied at the Closing, but subject to the fulfillment, or waiver by NewCo and Merger Sub (with which waiver each of the Investors concurs in writing) and the Company, as applicable, of those conditions) or (y) of a Ruling to pay a Damages Amount, and for no other purpose. No third party, including the Company, any of the other Investors (as defined in the Interim Investors Agreement), or any of NewCo’s creditors, shall have any right to enforce this letter agreement or to cause NewCo to enforce this letter agreement (other than the Requisite Investors’ rights to direct NewCo to enforce this letter agreement pursuant to Section 2.3.1 of the Interim Investors Agreement). Notwithstanding anything in this letter agreement to the contrary, if NewCo is able to bring an action or claim under this letter agreement and under the amended and restated equity commitment letter executed by the Kelso Investor or the Arch Investor (each, an “Other Investor”, and together the “Other Investors”) dated as of the date hereof (each such letter, an “Other Investor Equity Commitment Letter”) for the same or similar claims, then NewCo shall not bring an action or claim under this letter agreement unless NewCo is seeking the same relief against such Other Investor under such Other Investor Equity Commitment Letter in a substantially similar manner.

(c) Notwithstanding anything to the contrary herein including Section 5(a) above, this letter agreement shall not be deemed to limit and the Investors shall not be entitled to claim in any action that this letter agreement limits any claims by or amounts owed to any Investor (as defined under the Interim Investors Agreement) that such Investor (as defined under the Interim Investors Agreement) may have against an Indemnifying Investor (as defined under the Interim Investors Agreement) for any Indemnifiable Losses (as defined under the Interim Investors Agreement) under the Interim Investors Agreement; provided, that notwithstanding the foregoing, in no event shall the Investors and the Warburg Pincus Investor collectively be obligated to pay any amount pursuant to this letter agreement or Section 2.8 of the Interim Investors Agreement that, in the aggregate, exceeds the Cap.
6.          Confidentiality. This letter agreement shall be treated as confidential and is being provided to NewCo solely in connection with the transactions contemplated by the Merger Agreement and the Interim Investors Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each of the Investors and NewCo; provided that any party hereto may disclose this letter agreement to the extent required by any applicable Law or to such party’s Affiliates and their respective officers, directors, employees, advisors, agents, debt financing sources, equity financing sources and other representatives.

7.	Governing Law; Jurisdiction; Waiver of Jury Trial; Rights and Remedies

(a) This letter agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this letter agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this letter agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, including its statutes of limitations, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. To the extent permitted by Law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and the U.S. District Court sitting in the State of Delaware (and appellate courts thereof) over any suit, action or other proceeding brought by any party arising out of or relating to this letter agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.          Representations and Warranties. Each Investor hereby represents and warrants to NewCo that: (a) its Cash Commitment is less than the maximum amount that it is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise, (b) it has, and as of the Closing will have, sufficient financial resources (including liquidity) to perform the obligations required to be performed by it at the Closing and (c) at the Closing it will transfer good title to the common shares comprising the Share Contribution Amount free and clear of any liens or encumbrances.
9.          Counterparts. This letter agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

10.          Notices. All notices or other communications hereunder shall be given by the means specified in Section 2.4.2 of the Interim Investors Agreement (and shall be deemed given as specified therein).

[Remainder of Page Intentionally Left Blank]

Sincerely,

WARBURG PINCUS (CALLISTO) GLOBAL GROWTH (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner

By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner

By:	Warburg Pincus Partners II (Cayman), L.P., its managing member

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS (EUROPA) GLOBAL GROWTH (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH-B (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH-E (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WP GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS FINANCIAL SECTOR (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Financial Sector GP, L.P., its general partner

By:	Warburg Pincus (Cayman) Financial Sector GP LLC, its general partner

By:	Warburg Pincus Partners II (Cayman), L.P., its managing member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS FINANCIAL SECTOR-D (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Financial Sector GP, L.P., its general partner

By:	Warburg Pincus (Cayman) Financial Sector GP LLC, its general partner

By:	Warburg Pincus Partners II (Cayman), L.P., its managing member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WARBURG PINCUS FINANCIAL SECTOR PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Financial Sector GP, L.P., its general partner

By:	Warburg Pincus (Cayman) Financial Sector GP LLC, its general partner

By:	Warburg Pincus Partners II (Cayman), L.P., its managing member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

WP WINDSTAR INVESTMENTS LTD

By: Name: Title:	/s/ David Sreter David Sreter Authorised Signatory

RECEIVED AND ACKNOWLEDGED
AS OF THE DATE FIRST WRITTEN ABOVE:

GREYSBRIDGE HOLDINGS LTD.

By:  /s/ Pierre Jal
Name:  Pierre Jal
Title:     Director

[Signature Page to Amended and Restated Equity Commitment Letter - WP]